139

                                                                   EXHIBIT 10.14

                  ASSIGNMENT OF PATENTS AND RELATED TECHNOLOGY

Date:          August 25th, 1998

BETWEEN:       FOO LIN ZHOU              ("Assignor")

AND:           VIBRO-TECH Industries, Inc., a Delaware corporation  ("Assignee")


1.0 RECITALS

1.1 Assignor owns the rights to a patent and the related development of a seismic isolator which is installed into the body of buildings to reduce the damages caused by earthquakes. Assignor owns the rights and interests to patents and technology development listed on exhibit A, herein incorporated into this Agreement. Certain of these inventions are registered in the Patent and Trade Mark Office of the Republic of China, registration numbers ZL952200198, 95109348.7 (950820), 95109347.9 (950820), copies of the filings with the Patent and Trade Mark Offices of the Republic of China is herein attached and incorporated into this Agreement.

1.2 Assignee desires to acquire the entire interest of the Assignor in the patents and the technology and inventions described in exhibit A as well as any prior and future development related to the items listed on exhibit A.

2.0 ASSIGNMENT OF PATENT AND FUTURE DEVELOPMENT

2.1 Assignor hereby sells, assigns, conveys and transfers to Assignee, and Assignee's assigns, all of Assignor's right, title and interest in the patents and inventions as listed on Exhibit A together with any prior and future developments by Assignor on the related to the technology and in the patent registrations thereof.

2.2 As consideration for the rights assigned herein, Assignee agrees to issue five million shares of its common stock to Assignor to be issued according to the following schedule. All rights to these shares vest at the time of the scheduled issuance.

a. Two million (2,000,000) shares to be issued and vested at the execution of this Agreement or immediately thereafter; b. One million (1,000,000) shares to be issued and vested on September 1, 1999; c. One million (1,000,000) shares to be issued and vested on September 1, 2000; d. One million (1,000,000) shares to be issued and vested on September 1, 2001.

2.3 As further consideration for the shares issued, Assignor agrees to remain a consultant of the Assignee and continue t5o zealously develop the seismic isolator and related technology described in exhibit A for the benefit of the Assignee.

2.4 Assignor will deliver and/or execute the various certificates, instruments and documents necessary to fully complete the assignment of patent and all rights to prior and future developments of the patents as contemplated in this Agreement.

2.5 Assignor hereby grants Assignee the exclusive rights to grant licences to third parties for the use of patent rights and the related technology listed in exhibit A.

3.0 REPRESENTATIONS OF THE ASSIGNOR

3.1 Assignor represents and warrants to the Assignee that the statements contained herein are correct and complete as of the date of this Agreement.

3.2 Assignor is the sole owner of patents and developments described in exhibit A and has full authority to grant, transfer and/or assign the rights and interests as contemplated by this Agreement.

3.3 Assignor has full power and authority to execute and deliver this Agreement and to perform its obligations. This Agreement constitutes the valid and legally binding obligation of Assignor, enforceable in accordance with its terms.

3.4 Neither the execution and delivery of this Agreement, not the consummation of the transactions contemplated will violate any statute, regulation, rule, judgment, order, decree, stipulation, injunction, charge or other restriction of any governmental agency, or court to which Assignor is subject.

3.5 Neither the execution and the delivery of this Agreement, not the consummation of the transactions contemplated will result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement, mortgage for borrowed money, instrument or indebtedness, security interest, or other arrangement to which Assignor is a party or by which it is bound or to which any of its assets is subject.

4.0 MISCELLANEOUS

4.1 This Agreement may not be amended, modified or changed, nor shall a provision of the Agreement be deemed waived, except only by an instrument in writing signed by both parties.

4.2 This Agreement is governed under the laws of British Columbia, Canada. Exclusive venue for any dispute in connection with this transaction shall be in Vancouver, British Columbia, Canada, with the exception of where the legal issue involves the corporate structure or its authority where the state laws of Delaware of the United States will be applicable.

4.3 If any term or provision of this Agreement or the application to any person or circumstances shall to any extent be invalid or unenforceable in any jurisdiction, the remainder of this Agreement and application of such term or provision to persons or circumstances other than those to which it is held invalid and unenforceable or in any other jurisdiction shall not be affected and each term or provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

4.4 Each of the parties shall pay their own expenses and costs including without limitation, all attorneys' fees and expenses incurred in connection with this Agreement and the transaction contemplated except as otherwise provided in this Agreement.

4.5 The exhibits and schedules identified in this Agreement are incorporated by reference and made part of this Agreement.

4.6 The parties agree that they shall cooperate to complete the transactions set forth in this Agreement and shall timely execute such additional documents and take such additional actions as may be necessary or desirable to fully effectuate this Agreement.

4.7 This Agreement may be signed in as many counterparts as is necessary each of which will be considered an original.


5.0 EXECUTING SIGNATURES

IN WITNESS WHEREOF the parties have signed this Agreement.

ASSIGNOR                                   ASSIGNEE

/s/ Foo Lin Zhou                           VIBRO-TECH Industries, Inc.
Foo Lin Zhou                               a Delaware corporation

                                           /s/ Wai Lam Chou
                                           Wai Lam Chou

3007051104A/1-3

                                    Exhibit A

                            Patent/Right Registration

1. Application No. 95 2 20019.8
2. Patent/Right Registration ZL 95 22 200198 (2 pages)
3. Application No. 95 1 09348.7
4. Application No. 95 1 09347.9